UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 24, 2009

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective August 1, 2009, Don W. McGeorge, President and Chief Operating Officer, will relinquish those responsibilities and will become Special Advisor to the Chief Executive Officer.

Effective December 1, 2009, Don W. McGeorge will relinquish his responsibilities as Special Advisor to the Chief Executive Officer, will no longer be an officer of Kroger, and will resign and retire from Kroger’s Board of Directors.

(c)

Effective August 1, 2009, W. Rodney McMullen, Vice Chairman, will relinquish those responsibilities and will become President and Chief Operating Officer. The information regarding Mr. McMullen required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K is incorporated by reference to Kroger’s definitive proxy statement dated May 15, 2009.

(e)

On June 24, 2009, Don W. McGeorge entered into an agreement with Kroger whereby Mr. McGeorge, effective August 1, 2009, will serve as Special Advisor to the Chief Executive Officer until December 1, 2009. On December 1, 2009, he will relinquish those responsibilities and will resign and retire from the Board of Directors. Beginning December 1, 2009, and through October 1, 2011, Mr. McGeorge will continue to receive his salary as then in effect on August 1, 2009, and will be eligible as an active employee to receive bonuses, equity awards, and other employee benefits under applicable plans. During that period of time, Mr. McGeorge will not engage in business activities that compete with Kroger’s retail operations and will be reasonably available to consult with the Chief Executive Officer or others as directed by the CEO.

Section 8 — Other Events

Item 8.01	Other Events.

On June 25, 2009, Kroger issued a press release regarding officer changes. Attached hereto as Exhibit 99.1 is the text of that release.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

99.1 Press release issued June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 25, 2009	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release.